Exhibit 10.7

2534 State Street, Suite 436

  San Diego, California 92101

Phone: (619) 684-6737

Fax: (619) 923-2837

September 30, 2011

Digispace Holdings, Inc.

548 Market Street, Suite 18224

San Francisco, California, 94104

Telephone (604) 313-9344

Re:   Second Amendment to the August 3, 2011 Agreement to acquire Digispace Solutions, LLC

Dear Gordon,

This letter is to confirm the agreement of Digispace Holdings, Inc. (“Purchaser”), on the one hand, and Amish Shah and Jose Rivera (“Vendors”), on the other, to enter into a second amendment (“Second Amendment”) to the August 3, 2011 letter agreement (the “Agreement”) for the acquisition of Digispace Solutions, LLC (“Company”).  The parties have agreed as follows:

1)

The Closing Date, as defined in the Agreement, shall be September 30, 2011.

2)

Section 2.01(a) of the Agreement is deleted in its entirety and replaced with the following:

“ a) Two hundred thousand dollars ($200,000.00) cash, of which:

(i)

Ten thousand dollars ($10,000.00) shall be paid on or before October 3, 2011; and

(ii)

Ninety thousand dollars ($90,000.00) shall be paid on or before October 31, 2011; and

(iii)

One hundred thousand dollars ($100,000.00) shall be paid on or before December 31, 2011; and ”

3)

The terms of the Promissory Note executed today by Bitzio, Inc. and Jose Rivera, a copy of which is attached to this Second Amendment, shall be incorporated into this Second Amendment.

4)

All other terms and conditions of the Agreement and the September 1, 2011 Amendment (the “First Amendment”) are hereby ratified and confirmed, and the terms, provisions and covenants thereof shall remain and continue in full force and effect and the Agreement, First Amendment, and this Second Amendment shall be read and construed as one instrument.

5)

The terms of this Second Amendment shall supersede all previous discussions, agreements, and amendments of the parties with respect to the matters described herein. If the terms contained in either the Agreement or the First Amendment conflict with the terms contained herein, the terms of this Second Amendment shall prevail.

If the foregoing accurately reflects your agreement and is in accordance with your understandings, please so indicate by signing this letter and returning it to me at your earliest convenience.  Execution by all parties will constitute a binding agreement between the parties in accordance with the terms hereof.

Very Truly Yours,

DIGISPACE SOLUTIONS, LLC

/s/ Amita N. Gandhi

Amita N. Gandhi, General Counsel

Digispace Solutions, LLC

The foregoing agreement is accepted, approved, and agreed to this 30th day of September 2011 by the undersigned:

/s/ Amish Shah

/s/ Jose Rivera

Amish Shah

Jose Rivera

DIGISPACE HOLDINGS, INC.

/s/ Gordon C. McDougall

Gordon C. McDougall, CEO

Digispace Holdings, Inc.

PROMISSORY NOTE

Principal amount: $ 200,000.00________

   DATE: September 30, 2011

FOR THE PURCHASE OF DIGISPACE SOLUTIONS, A CALIFORNIA LIMITED LIABILITY COMPANY (the “COMPANY”) AND FOR ALL CONSIDERATION AND VALUE RECEIVED THEREOF, BITZIO, INC., A NEVADA CORPORATION (“BITZIO”), HEREBY PROMISES TO PAY THE SUM OF TWO HUNDRED THOUSAND DOLLARS ($200,000.00) TO JOSE RIVERA (“RIVERA”),  AN INDIVIDUAL, RESIDING AT 1199 PACIFIC HIGHWAY, APT. 3802, SAN DIEGO, CA 92101,

By signing below, BITZIO hereby acknowledges that a payment of Ten Thousand Dollars ($10,000.00) has been sent via UPS Expedited/Overnight delivery to RIVERA and shall be received by RIVERA no later than October 3, 2011.

Repayment of the remaining One Hundred and Ninety Thousand Dollars ($190.000.00) shall be made in two installments as follows:

1) BITZIO will pay, in one or more payments, Ninety Thousand Dollars ($90,000.000) to RIVERA on or before October 31, 2011;

2) BITZIO will pay one lump sum payment consisting of One Hundred Thousand Dollars ($100,000.00) on or before December 31, 2011.

If BITZIO fails to make an installment payment when due or fails to comply with any other term of this promissory note, BITZIO will be considered in default of its obligation to pay hereunder. A late penalty interest of five percent (5%) will be assessed on any monies in default hereunder, until the account is brought current inclusive of the interest and applicable fees. Payments will be applied first to interest and then to principal.

Until the principal and interest (if any) owed under this promissory note are paid in full, BITZIO hereby agrees this note will be secured by the COMPANY and all interests and intellectual property rights related thereto.  In the event of non-payment of any monies hereunder by January 1, 2012, full ownership of the COMPANY shall revert back to RIVERA and his business partner, Amish Shah, in equal parts.  In the event of non-payment, all monies paid to RIVERA under this promissory note and the Purchase Agreement for the sale of the COMPANY, shall be considered liquidated damages and shall not be repaid or owed to BITZIO.

This note may be prepaid by BITZIO at any time in whole or in part without premium or penalty. Both parties hereto must promptly inform the other of any change in name or address.

If RIVERA prevails in a lawsuit to collect on this note, BITZIO will pay RIVERA's court costs, collection agency costs, and attorney's fees, in an amount the court finds to be reasonable.

IN WITNESS WHEREOF, I set my hand under seal this 30th day of September 2011 and I acknowledge receipt of a completed copy of this instrument.

BITZIO, INC.

/s/ Gordon C. McDougall

September 30, 2011

 Bitzio, Inc. Authorized Representative

Date

/s/ Jose Rivera

September 30, 2011

Jose Rivera

Date